UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

EVERCOMMERCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40575	81-4063248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 647-4948

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Initial Public Offering

On July 6, 2021, EverCommerce Inc. (the “Company”) closed its initial public offering (“IPO”) of 19,117,648 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), at an offering price of $17.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-256641), as amended (the “Registration Statement”).

In connection with the IPO, the Company entered into a Sponsor Stockholders Agreement, dated June 30, 2021, by and between the Company and certain security holders of the Company (the “Sponsor Stockholders Agreement”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Sponsor Stockholders Agreement was previously filed as an exhibit to the Registration Statement. The Company also entered into a Management Stockholders Agreement, dated June 30, 2021, by and between the Company and Eric Remer (the “Management Stockholders Agreement” and, together with the Sponsor Stockholders Agreement, the “Stockholders Agreements”), a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Management Stockholders Agreement was previously filed as an exhibit to the Registration Statement.

The terms of the Stockholders Agreements are substantially the same as the terms set forth in the form of such agreements filed as exhibits to the Registration Statement and as described therein. For further information, see “Certain Relationships and Related Party Transactions” in the final prospectus related to the IPO.

Credit Agreement

On July 6, 2021, the Company refinanced its existing credit facilities and EverCommerce Intermediate Inc. (“Holdings”) and EverCommerce Solutions Inc. (“Borrower”) entered into a credit agreement (the “New Credit Agreement”) with Royal Bank of Canada (the “Administrative Agent”) and the lenders party thereto. The New Credit Agreement provides for facilities in an aggregate principal amount of $540.0 million, consisting of (i) term loans in an aggregate principal amount of $350.0 million (the “Term Loans”), (ii) commitments for revolving loans up to an aggregate principal amount of $190.0 million (the “Revolver”), and (iii) a sublimit of the Revolver available for letters of credit up to an aggregate face amount of $20.0 million (the Term Loans and Revolver are collectively referred to as the “New Credit Facilities”).

Simultaneously with the execution of the New Credit Agreement,  Holdings and its subsidiaries entered into a collateral agreement and guarantee agreement. Pursuant to the guarantee agreement, Holdings and various of the Company’s other subsidiaries are guarantors of the obligations under the New Credit Agreement. Pursuant to the collateral agreement, the New Credit Facilities will be secured by liens on substantially all of  Holding’s assets, including its intellectual property and the equity interests of various subsidiaries, including Borrower.

The New Credit Agreement contains affirmative and negative covenants, including, among other things, restrictions on indebtedness, issuance of preferred equity interests, liens, fundamental changes and asset sales, investments, negative pledges, repurchases of stock, dividends and other distributions, and transactions with affiliates. In addition, Borrower is subject to a financial covenant with respect to the Revolver whereby, if the aggregate principal amount of revolving loans (excluding letters of credit) outstanding on the last day of any fiscal quarter exceeds 35% of the aggregate commitments available under the Revolver, then the first lien leverage ratio as of the last day of such fiscal quarter must be 7.50 to 1.00 or less.

Borrowings under the New Credit Agreement are available as alternate base rate (“ABR”) or Eurocurrency borrowings. ABR borrowings under the New Credit Agreement accrue interest at an alternate base rate plus an applicable rate, and Eurocurrency borrowings accrue interest at an adjusted LIBOR rate plus an applicable rate. With respect to any Term Loan, the applicable rate is 2.25% per annum in the case of an ABR borrowing and 3.25% per annum in the base of a Eurocurrency borrowing, each subject to a 0.25% step-down based on the first lien leverage ratio. The applicable rate for the Revolver is the same as for the Term Loan. The ABR rate represents the greater of the prime rate, Federal Reserve Bank of New York rate plus ½ of 1%, and an adjusted LIBOR rate for a one month interest period plus 1%.

With respect to ABR borrowings, interest payments are due on a quarterly basis on the last business day of each March, June, September and December. With respect to Eurocurrency borrowings, interest payments are due on the last business day of the interest period applicable to the borrowing and, in the case of a Eurocurrency borrowing with an interest period of more than three months’ duration, each day prior to the last day of such interest period that occurs at intervals of three months’ duration after the first day of such interest period.

The Revolver has a variable commitment fee, which is based on the first lien leverage ratio and ranges from 0.25% to 0.375% per annum. Borrower is obligated to pay a fixed fronting fee for letters of credit of 0.125% per annum.

Amounts borrowed under the Revolver may be repaid and re-borrowed through maturity of the Revolver in July 2026. The Term Loans mature in July 2028. Term Loans may be repaid or prepaid but may not be re-borrowed.

The foregoing descriptions of the New Credit Agreement, collateral agreement and guarantee agreement do not purport to be complete and are qualified in their entirety by reference to the copies of such agreements that are attached hereto as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and incorporated by reference

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the refinancing of the existing credit facilities discussed above, on July 6, 2021, the Company used a portion of the net proceeds received by the Company in the IPO, together with the net proceeds from the Term Loans and a portion of the funds available under the Revolver, to repay all amounts outstanding under its existing credit agreement (as amended, the “Prior Credit Agreement”), dated August 23, 2019, by and among Borrower, Holdings, the lenders party thereto, KKR Loan Administration Services LLC, Cortland Capital Market Services LLC and the joint lead arrangers and joint bookrunners party thereto.

Following such repayment, Borrower’s obligations under the Prior Credit Agreement have been terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the New Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 6, 2021, the Company filed its amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and its amended and restated bylaws (the “Bylaws”) became effective in connection with the closing of the IPO. The Certificate of Incorporation and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Certificate of Incorporation and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.2 and 3.4, respectively, to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of EverCommerce Inc.
3.2	Amended and Restated Bylaws of EverCommerce Inc.
10.1	Sponsor Stockholders Agreement
10.2	Management Stockholders Agreement
10.3	Credit Agreement, dated July 6, 2021
10.4	Collateral Agreement, dated July 6, 2021
10.5	Guarantee Agreement, dated July 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCOMMERCE INC.

Date: July 9, 2021	By:	/s/ Lisa Storey
Lisa Storey